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                                                                    EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-3, Nos. 333-19391) of Galileo Corporation and in the Registration Statements (Form S-8, 2-92671, 33-5142, 33-47589, 33-47588 and 333-02435 and
333-23345) pertaining to the Stock Option and Purchase Plans of Galileo Corporation of our report dated October 28, 1997, with respect to the consolidated financial statements and schedule of Galileo Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 1997.





Providence, Rhode Island                                   ERNST & YOUNG LLP
December 5, 1997







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